Exhibit 99.1

Financial Contact:     Mimi E. Vaughn (615) 367-7386
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS FOURTH QUARTER FISCAL 2017 RESULTS

NASHVILLE, Tenn., March 10, 2017 --- Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the fourth quarter ended January 28, 2017, of $46.8 million, or $2.40 per diluted share, compared to earnings from continuing operations of $45.0 million, or $2.07 per diluted share, for the fourth quarter ended January 30, 2016. Fiscal 2017 fourth quarter results reflect a pretax gain of $9.2 million, or $0.25 per diluted share after tax, including a gain on the sale of SureGrip Footwear of $12.3 million and a gain of $0.8 million on other legal matters, partially offset by $3.9 million of asset impairment charges, pension settlement expenses and other items. Fiscal 2016 fourth quarter results reflect a pretax gain of $0.8 million, or a $0.04 loss per diluted share after tax, including a gain on the sale of Lids Team Sports of $4.7 million, partially offset by $3.9 million of asset impairment charges, asset write-downs and network intrusion expenses.

Adjusted for the items described above in both periods, earnings from continuing operations were $41.8 million, or $2.15 per diluted share, for the fourth quarter of Fiscal 2017, compared to earnings from continuing operations of $45.8 million, or $2.11 per diluted share, for the fourth quarter of Fiscal 2016. For consistency with Fiscal 2017's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the fourth quarter of Fiscal 2017 decreased 5% to $883 million from $932 million in the fourth quarter of Fiscal 2016, reflecting the sale of the Lids Team Sports business in the fourth quarter of last year and a decrease of approximately 2% in sales from the remaining businesses. Consolidated fourth quarter 2017 comparable sales, including same store sales and comparable e-commerce and catalog sales were flat with an 8% increase in the Lids Sports Group, a 6% decrease in the Journeys Group, a 2% increase in the Schuh Group, and a 1% decrease in the Johnston & Murphy Group. Comparable sales for the Company reflected a 2% decrease in same store sales and a 12% increase in e-commerce sales.

The Company also reported net sales for the year ended January 28, 2017, of $2.9 billion, a decrease of 5% from net sales of $3.0 billion for the year ended January 30, 2016 reflecting the sale of the Lids Team Sports business in the fourth quarter of last year and a decrease of less than 1% in sales from the remaining businesses.  Earnings from continuing operations for Fiscal 2017 were $97.9 million, or $4.85 per diluted share, compared to earnings from continuing operations of $95.4 million, or $4.15 per diluted share, for Fiscal 2016. Fiscal 2017 earnings reflect an after-tax gain of $0.52 per diluted share, including a $14.7 million gain on the sale of SureGrip Footwear and Lids Team Sports, an $8.9 million gain on network intrusion expenses as a result of a litigation settlement, and a $0.8 million gain on other legal matters, partially offset by $8.9 million in asset impairments and pension settlement expenses. Fiscal 2016 earnings reflect after-tax charges of $0.14 per diluted share, including $9.4 million in asset impairments, asset write-downs, network intrusion expenses, compensation expense associated with the

Exhibit 99.1

Schuh deferred purchase price, and other legal matters, partially offset by a $4.7 million gain on the sale of Lids Team Sports.

Adjusted for the listed items in both years, earnings from continuing operations were $87.2 million, or $4.33 per diluted share, for Fiscal 2017, compared to earnings from continuing operations of $98.6 million, or $4.29 per diluted share, for Fiscal 2016. For consistency with previously announced earnings expectations, which did not reflect the listed items, the Company believes that disclosure of earnings from continuing operations adjusted for those items will be useful to investors. A reconciliation of the adjusted financial measures to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

The Company repurchased a total of 2.2 million shares of common stock in Fiscal 2017 at a total cost of $133 million and an average price of $61.81 per share. The Company did not repurchase any shares in the fourth quarter of Fiscal 2017. Through the end of fiscal February 2018, the Company had repurchased 138,900 shares at a total cost of $8 million and an average price of $59.49.

Robert J. Dennis, chairman, president and chief executive officer of Genesco, said, "Fourth quarter EPS came in above last year's levels and above expectations fueled in large part by better holiday selling than anticipated for most of our businesses. The strong gross margin and operating income recovery experienced at Lids and Schuh offset some impact of the significant fashion rotation at Journeys. January markdown and other assumptions proved to be conservative and we benefitted from a number of year-end items that contributed to the EPS beat as well. Year-over-year operating income was down, but EPS improved due to share buybacks and a lower tax rate.

"While Journeys has made good progress adjusting its assortment to better reflect current consumer demand, until it anniversaries the negative comps from last summer, we will continue to face headwinds. In addition, Fiscal 2018 is off to a sluggish start, as expected, with the delayed income tax refunds clouding visibility into our sales trends early in the year. This plus some uncertainty with the direction of the overall retail economy causes us to be cautious about the current year. We expect adjusted diluted earnings per share for the year in the range of $4.40 to $4.55.” These expectations do not include expected non-cash asset impairments and other charges, estimated in the range of $5.8 million to $6.8 million pretax, or $0.22 to $0.26 per share after tax, for the full fiscal year.  This guidance assumes comparable sales increases in the 2% to 3% range for the full year. A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Dennis concluded, “While the current retail operating environment remains challenging, we continue to be optimistic about our long-term prospects for growth and margin recovery due to the solid strategic positioning of our businesses and the strength of our disciplined operating teams.”

Conference Call and Management Commentary

The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on March 10, 2017 at 7:30 a.m. (Central time), may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Exhibit 99.1

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates and projections reflected in forward-looking statements, including the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the timing and amount of non-cash asset impairments related to retail store fixed assets and intangible assets of acquired businesses; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; the level of chargebacks from credit card users for fraudulent purchases or other reasons; weakness in the consumer economy and retail industry; competition in the Company's markets; fashion trends that affect the sales or product margins of the Company's retail product offerings; weakness in shopping mall traffic and challenges to the viability of malls where the Company operates stores, related to planned closings of department stores or other factors; the imposition of tariffs on imported products or the disallowance of tax deductions on imported products; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers or the inability of wholesale customers or consumers to obtain credit; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union, including potential effects on consumer demand, currency exchange rates, and the supply chain; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons; and the performance of athletic teams, the participants in major sporting events such as the Super Bowl and World Series, developments with respect to certain individual athletes, and other sports-related events or changes that may affect period-to-period comparisons in the Company's Lids Sports Group retail businesses. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; disruptions in the Company’s information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Exhibit 99.1

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,775 retail stores and leased departments throughout the U.S., Canada, the United Kingdom, the Republic of Ireland and Germany, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Little Burgundy, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.shibyjourneys.com, www.schuh.co.uk, www.littleburgundyshoes.com, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsclubhouse.com, www.neweracap.com, www.trask.com, and www.dockersshoes.com.  The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores.  In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, G.H. Bass & Co., and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Fourth Quarter		Fiscal Year Ended
	Jan. 28,	Jan. 30,	Jan. 28,	Jan. 30,
In Thousands	2017	2016	2017	2016
Net sales	$883,169	$932,214	$2,868,341	$3,022,234
Cost of sales	465,712	509,058	1,450,815	1,578,768
Selling and administrative expenses*	350,765	348,782	1,276,368	1,284,322
Asset impairments and other, net	2,997	3,923	(802)	7,893
Earnings from operations	63,695	70,451	141,960	151,251
Gain on sale of SureGrip Footwear	(12,297)	—	(12,297)	—
Gain on sale of Lids Team Sports	81	(4,685)	(2,404)	(4,685)
Interest expense, net	1,316	1,500	5,247	4,403
Earnings from continuing operations
before income taxes	74,595	73,636	151,414	151,533

Income tax expense	27,752	28,648	53,555	56,152
Earnings from continuing operations	46,843	44,988	97,859	95,381

Provision for discontinued operations	(295)	(324)	(428)	(812)
Net Earnings	$46,548	$44,664	$97,431	$94,569

*Includes $1.5 million in deferred payments related to the Schuh acquisition for the fiscal year ended January 30, 2016.

Earnings Per Share Information
	Fourth Quarter		Fiscal Year Ended
	Jan. 28,	Jan. 30,	Jan. 28,	Jan. 30,
In Thousands (except per share amounts)	2017	2016	2017	2016

Average common shares - Basic EPS	19,383	21,595	20,076	22,880

Basic earnings per share:
From continuing operations	$2.42	$2.08	$4.87	$4.17
Net earnings	$2.40	$2.07	$4.85	$4.13

Average common and common
equivalent shares - Diluted EPS	19,493	21,693	20,172	23,000

Diluted earnings per share:
From continuing operations	$2.40	$2.07	$4.85	$4.15
Net earnings	$2.39	$2.06	$4.83	$4.11

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Fourth Quarter		Fiscal Year Ended
	Jan. 28,	Jan. 30,	Jan. 28,	Jan. 30,
In Thousands	2017	2016	2017	2016
Sales:
Journeys Group	$391,132	$403,832	$1,251,646	$1,251,637
Schuh Group	110,155	122,264	372,872	405,674
Lids Sports Group	278,943	299,990	847,510	975,504
Johnston & Murphy Group	82,083	81,081	289,324	278,681
Licensed Brands	20,748	24,708	106,372	109,826
Corporate and Other	108	339	617	912
Net Sales	$883,169	$932,214	$2,868,341	$3,022,234
Operating Income (Loss):
Journeys Group	$36,118	$53,654	$85,875	$126,248
Schuh Group (1)	10,883	8,244	20,530	19,124
Lids Sports Group	20,221	10,140	41,563	17,040
Johnston & Murphy Group	7,663	8,301	19,682	17,761
Licensed Brands	(210)	1,710	4,566	9,236
Corporate and Other (2)	(10,980)	(11,598)	(30,256)	(38,158)
Earnings from operations	63,695	70,451	141,960	151,251
Gain on sale of SureGrip Footwear	(12,297)	—	(12,297)	—
Gain on sale of Lids Team Sports	81	(4,685)	(2,404)	(4,685)
Interest, net	1,316	1,500	5,247	4,403
Earnings from continuing operations
before income taxes	74,595	73,636	151,414	151,533
Income tax expense	27,752	28,648	53,555	56,152
Earnings from continuing operations	46,843	44,988	97,859	95,381

Provision for discontinued operations	(295)	(324)	(428)	(812)
Net Earnings	$46,548	$44,664	$97,431	$94,569

(1)Includes $1.5 million in deferred payments related to the Schuh acquisition for the fiscal year ended January 30, 2016.

(2)Includes a $3.0 million charge in the fourth quarter of Fiscal 2017 which includes $2.5 million pension settlement expense and $1.4 million for asset impairments, partially offset by a $0.9 million gain for other legal matters. Includes a $0.8 million gain for Fiscal 2017 which includes an $8.9 million gain for network intrusion expenses as a result of a litigation settlement and a $0.8 million gain for other legal matters, partially offset by $6.4 million for asset impairments and a $2.5 million pension settlement expense.

Includes a $3.9 million charge in the fourth quarter of Fiscal 2016 which includes $2.5 million for asset write-downs, $1.3 million for asset impairments and $0.1 million for network intrusion expenses. Includes a $7.9 million charge for Fiscal 2016 which includes $3.1 million for asset impairments, $2.5 million for asset write-downs, $2.2 million for network intrusion expenses and $0.1 million for other legal matters.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	Jan. 28,	Jan. 30,
In Thousands	2017	2016
Assets
Cash and cash equivalents	$48,301	$133,288
Accounts receivable	43,525	47,265
Inventories	563,677	529,758
Other current assets	82,664	89,775
Total current assets	738,167	800,086
Property and equipment	330,611	323,328
Goodwill and other intangibles	357,941	371,694
Other non-current assets	22,187	46,082
Total Assets	$1,448,906	$1,541,190
Liabilities and Equity
Accounts payable	$170,751	$154,241
Current portion long-term debt	9,175	14,182
Other current liabilities	129,460	155,194
Total current liabilities	309,386	323,617
Long-term debt	73,730	97,583
Pension liability	6,265	9,957
Deferred rent and other long-term liabilities	137,004	153,250
Equity	922,521	956,783
Total Liabilities and Equity	$1,448,906	$1,541,190

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Twelve Months Ended January 28, 2017
	Balance	Acquisi-			Balance			Balance
	1/31/2015	tions	Open	Close	1/30/2016	Open	Close	1/28/2017
Journeys Group	1,182	37	29	26	1,222	51	24	1,249
Journeys	834	—	13	5	842	18	11	849
Underground by Journeys	110	—	—	12	98	—	3	95
Journeys Kidz	189	—	16	5	200	33	3	230
Shi by Journeys	49	—	—	3	46	—	7	39
Little Burgundy	—	37	—	1	36	—	—	36
Schuh Group	108	—	17	—	125	7	4	128
Lids Sports Group*	1,364	—	27	59	1,332	15	107	1,240
Johnston & Murphy Group	170	—	8	5	173	8	4	177
Shops	105	—	3	5	103	5	2	106
Factory Outlets	65	—	5	—	70	3	2	71
Total Retail Units	2,824	37	81	90	2,852	81	139	2,794

Retail Units Operated - Three Months Ended January 28, 2017
	Balance			Balance
	10/29/2016	Open	Close	1/28/2017
Journeys Group	1,237	19	7	1,249
Journeys	847	5	3	849
Underground by Journeys	96	—	1	95
Journeys Kidz	218	14	2	230
Shi by Journeys	40	—	1	39
Little Burgundy	36	—	—	36
Schuh Group	126	2	—	128
Lids Sports Group*	1,267	2	29	1,240
Johnston & Murphy Group	176	2	1	177
Shops	105	1	—	106
Factory Outlets	71	1	1	71
Total Retail Units	2,806	25	37	2,794

*Includes 151 Locker Room by Lids in Macy's stores as of January 28, 2017.

Exhibit 99.1

Genesco Inc.

Comparable Sales (including same store and comparable direct sales)
	Fourth Quarter Ended		Fiscal Year Ended
	Jan. 28,	Jan. 30,	Jan. 28,	Jan. 30,
	2017	2016	2017	2016
Journeys Group	(6)%	5%	(4)%	5%
Schuh Group	2%	(2)%	(1)%	3%
Lids Sports Group	8%	3%	3%	6%
Johnston & Murphy Group	(1)%	6%	2%	6%
Total Comparable Sales	—%	4%	(1)%	5%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended January 28, 2017 and January 30, 2016

	Three Months ended
	January 28, 2017			January 30, 2016
		Net of	Per Share		Net of	Per Share
In Thousands (except per share amounts)	Pretax	Tax	Amounts	Pretax	Tax	Amounts
Earnings from continuing operations, as reported		$46,843	$2.40		$44,988	$2.07

Pretax adjustments:
Impairment charges	$1,377	871	0.05	$1,346	846	0.04
Gain on sale of SureGrip Footwear	(12,297)	(7,912)	(0.40)	—	—	—
Gain on sale of Lids Team Sports	81	55	—	(4,685)	(2,961)	(0.13)
Pension settlement expense	2,456	1,580	0.08	—	—	—
Asset write-down	—	—	—	2,475	1,564	0.07
Other legal matters	(836)	(537)	(0.03)	—	—	—
Network intrusion expenses	—	—	—	102	59	—
Total adjustments	$(9,219)	(5,943)	(0.30)	$(762)	(492)	(0.02)

Resolution of income tax matters and other items		926	0.05		1,290	0.06
Adjusted earnings from continuing operations (1) and (2)		$41,826	$2.15		$45,786	$2.11

(1) The adjusted tax rate for the fourth quarter of Fiscal 2017 is 36.0% excluding a FIN 48 discrete item of less than $0.1 million. The adjusted tax rate for the fourth quarter of Fiscal 2016 is 37.1% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 19.5 and 21.7 million share count for Fiscal 2017 and 2016, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Three Months Ended January 28, 2017

	Three Months ended January 28, 2017
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$36,118	$—	$36,118
Schuh Group	10,883	—	10,883
Lids Sports Group	20,221	—	20,221
Johnston & Murphy Group	7,663	—	7,663
Licensed Brands	(210)	—	(210)
Corporate and Other	(10,980)	2,997	(7,983)
Total Operating Income	$63,695	$2,997	$66,692

Genesco Inc.
Adjustments to Reported Operating Income
Three Months Ended January 30, 2016

	Three Months ended January 30, 2016
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$53,654	$—	$53,654
Schuh Group	8,244	—	8,244
Lids Sports Group	10,140	—	10,140
Johnston & Murphy Group	8,301	—	8,301
Licensed Brands	1,710	—	1,710
Corporate and Other	(11,598)	3,923	(7,675)
Total Operating Income	$70,451	$3,923	$74,374

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Twelve Months Ended January 28, 2017 and January 30, 2016

	Twelve Months ended
	January 28, 2017			January 30, 2016
		Net of	Per Share		Net of	Per Share
In Thousands (except per share amounts)	Pretax	Tax	Amounts	Pretax	Tax	Amounts
Earnings from continuing operations, as reported		$97,859	$4.85		$95,381	$4.15

Pretax adjustments:
Impairment charges	$6,409	4,124	0.20	$3,125	1,975	0.09
Gain on sale of SureGrip Footwear	(12,297)	(7,912)	(0.39)	—	—	—
Gain on sale of Lids Team Sports	(2,404)	(1,547)	(0.08)	(4,685)	(2,961)	(0.13)
Pension settlement expense	2,456	1,580	0.08	—	—	—
Deferred payment - Schuh acquisition	—	—	—	1,490	1,490	0.06
Asset write-down	—	—	—	2,475	1,564	0.07
Other legal matters	(746)	(480)	(0.02)	118	75	—
Network intrusion expenses	(8,921)	(5,740)	(0.28)	2,175	1,375	0.06
Total adjustments	$(15,503)	(9,975)	(0.49)	$4,698	3,518	0.15

Resolution of income tax matters and other items		(639)	(0.03)		(271)	(0.01)
Adjusted earnings from continuing operations (1) and (2)		$87,245	$4.33		$98,628	$4.29

(1) The adjusted tax rate for Fiscal 2017 is 35.7% excluding a FIN 48 discrete item of $0.2 million. The adjusted tax rate for Fiscal 2016 is 36.8% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 20.2 and 23.0 million share count for Fiscal 2017 and 2016, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Operating Income
Twelve Months Ended January 28, 2017

	Twelve Months ended January 28, 2017
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$85,875	$—	$85,875
Schuh Group	20,530	—	20,530
Lids Sports Group	41,563	—	41,563
Johnston & Murphy Group	19,682	—	19,682
Licensed Brands	4,566	—	4,566
Corporate and Other	(30,256)	(802)	(31,058)
Total Operating Income	$141,960	$(802)	$141,158

Genesco Inc.
Adjustments to Reported Operating Income
Twelve Months Ended January 30, 2016

	Twelve Months ended January 30, 2016
	Operating		Adj Operating
In Thousands	Income	Other Adj	Income
Journeys Group	$126,248	$—	$126,248
Schuh Group*	19,124	1,490	20,614
Lids Sports Group	17,040	—	17,040
Johnston & Murphy Group	17,761	—	17,761
Licensed Brands	9,236	—	9,236
Corporate and Other	(38,158)	7,893	(30,265)
Total Operating Income	$151,251	$9,383	$160,634
*Schuh Group adjustments include $1.5 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending February 3, 2018

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2018		Fiscal 2018
Forecasted earnings from continuing operations	$84,146	$4.33	$80,511	$4.14

Adjustments: (1)
Asset impairment and other charges	3,736	0.19	4,380	0.23
Tax impact for share-based awards	587	0.03	587	0.03

Adjusted forecasted earnings from continuing operations (2)	$88,469	$4.55	$85,478	$4.40

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2018 is approximately 35.6%.

(2) EPS reflects 19.4 million share count for Fiscal 2018 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.